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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199446

PROSPECTUS SUPPLEMENT
(to the prospectus dated September 2, 2016)

NETLIST, INC.

8,500,000 Shares of Common Stock

        We are selling 8,500,000 shares of our common stock pursuant to this prospectus supplement and the accompanying base prospectus. Our common stock is listed on the NASDAQ Capital Market under the symbol "NLST." On August 16, 2017, the last reported sales price of our common stock on the NASDAQ Capital Market was $0.84 per share.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading "Risk Factors" on page S-8 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated September 2, 2016.

	Per Share	Total

Public offering price	$0.60	$5,100,000

Underwriting discounts(1)	$0.045	$382,500

Proceeds to Netlist (before expenses)	$0.555	$4,717,500

(1)
We refer you to the information under the heading "Underwriting" in this prospectus supplement for additional information regarding total underwriting compensation.

        We have granted the underwriters a 30-day option to purchase up to an additional 1,275,000 shares of common stock from us at the public offering price, less the underwriting discount, to cover over-allotments, if any. Delivery of the securities offered hereby is expected to be made on or about August 22, 2017, subject to the satisfaction or waiver of customary closing conditions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

CRAIG-HALLUM CAPITAL GROUP	ROTH CAPITAL PARTNERS

The date of this prospectus supplement is August 17, 2017.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters take any responsibility for or provide any assurance as to the reliability of any other information that others may give you. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

        Persons who come into possession of this prospectus supplement, the accompanying base prospectus or any related free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-199446) that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on October 17, 2014, and was declared effective by the SEC on September 2, 2016. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled "Plan of Distribution," may not apply to this offering. Generally, when we refer to this "prospectus," we are referring to both documents combined.

        If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus, the information and documents incorporated herein and therein by reference, any related free writing prospectus, and the additional information under the heading "Where You Can Find More Information" before making an investment decision.

        We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Netlist," "the Company," "we," "us" and "our" refer to Netlist, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

Basis of Presentation

        We report our results of operations on a 52- or 53-week fiscal year ending on the Saturday closest to December 31, with each fiscal quarter generally divided into three periods consisting of two four-week periods and one five-week period. Our last three completed fiscal years ended on December 27, 2014, January 2, 2016 and December 31, 2016.

Trademarks and Trade Names

        This prospectus supplement includes our trademarks and service marks, EXPRESSvault®, NVvault®, HyperCloud®, HybriDIMM™, and PreSight™, which are protected under applicable intellectual property laws and are the property of the Company. This prospectus supplement may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

 SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying base prospectus, and the documents we have filed with the SEC that are incorporated herein and therein by reference includes and incorporates by reference "forward-looking statements." We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about, among other things: our plans relating to our intellectual property strategy, including our strategy for monetizing, licensing, expanding and defending our patent portfolio; our expectations with respect to strategic partners, including our relationship with Samsung Electronics Co., Ltd. ("Samsung") and the potential for commercial licensing agreements; our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio, including our pending proceedings against SK hynix Inc., a South Korean memory semiconductor supplier ("SK hynix"); our expectations regarding our strategy, business plans and objectives, our future operations and financial position, including future revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings; our beliefs regarding the market and demand for our products or the component products we resell to customers directly; the competitive landscape of our industry; general market, economic and political conditions; and any other statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement or the accompanying base prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. All forward-looking statements reflect our management's present expectation of future events and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These risks and uncertainties include, among others, the risks described under the heading "Risk Factors" contained in this prospectus supplement, any related free writing prospectus, and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading "Where You Can Find More Information," completely and with the understanding that our actual future results may be materially different from what we expect.

        These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus supplement, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the description under the heading "Risk Factors" and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, and any related free writing prospectus before making an investment decision.

Our Company

        We are a leading provider of high-performance modular memory subsystems serving customers in diverse industries that require superior memory performance to empower critical business decisions. We have a long history of introducing disruptive new products, such as one of the first load reduced dual in-line memory modules ("LRDIMM") based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory ("NAND flash") to the memory channel with our NVvault non-volatile dual in-line memory modules ("NVDIMM") using software-intensive controllers and merging dynamic random access memory integrated circuits ("DRAM ICs" or "DRAM") and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. We recently introduced a new generation of storage class memory products called HybriDIMM to address the growing need for real-time analytics in Big Data applications and in-memory databases.

        Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 100 issued and pending U.S. and foreign patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception in 2000, we have dedicated substantial resources to the development and protection of technology innovations essential to our business. Our early pioneering work in these areas has been broadly adopted in industry-standard LRDIMM and in NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product revenues and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of our patents through enforcement actions against parties we believe are infringing them.

        In November 2015, we entered into a joint development and license agreement ("JDLA") pursuant to which we and Samsung have agreed to work together to jointly develop new storage class memory technologies including a standardized product interface for NVDIMM-P memory modules in order to facilitate broad industry adoption of this new technology. The JDLA also includes comprehensive cross-licenses to our and Samsung's patent portfolios for the purpose of developing this product interface, grants Samsung a right of first refusal to acquire our HybriDIMM technology before we offer the technology to a third party, and grants us access to competitively priced DRAM and NAND flash raw materials. The JDLA also provided for an $8.0 million non-recurring engineering ("NRE") fee that we received from Samsung for the joint development and calls for potential marketing collaboration and for the exchange of potential monetary consideration as progress is made towards commercialization of our storage class memory product. Moreover, we believe Samsung represents an important strategic partner with a high level of technical capability in memory that can facilitate bringing our HybriDIMM technology to market. In connection with the JDLA, we also received gross proceeds of $15.0 million for our issuance of a Senior Secured Convertible Note ("SVIC Note") and Stock Purchase Warrant to SVIC No. 28 New Technology Business Investment L.L.P., an affiliate of Samsung Venture Investment Co. ("SVIC").

        Further, in September 2016, we took action to protect and defend our innovations by filing legal proceedings for patent infringement against SK hynix and two of its subsidiaries in the U.S. International Trade Commission ("ITC") and in district court. We are seeking an exclusion order in the ITC that directs U.S. Customs and Border Protection to stop allegedly infringing SK hynix RDIMM and LRDIMM products from entering the United States. The evidentiary hearing in the ITC investigations occurred in May 2017, with a final initial determination expected to be issued by the ITC in October 2017. In the district court proceedings, we are primarily seeking damages. Our patents involved in the proceedings cover key features of RDIMM and LRDIMM, which we believe are strategic product lines for SK hynix that together account for a significant portion of SK hynix's total revenue and profits. We have recently taken steps to solidify our position and strategy in connection with our proceedings against SK hynix, including establishing a funding arrangement with TR Global Funding V, LLC, an affiliate of TRGP Capital Management, LLC ("TRGP"), for our legal costs associated with these proceedings and adopting a rights agreement to implement a standard "poison pill."

        We recorded total net revenues of $11.4 million and $20.8 million for the three and six months ended and July 1, 2017, respectively, and $19.7 million and $8.0 million for the years ended December 31, 2016 and January 2, 2016, respectively. We also incurred net losses of $3.8 million and $7.2 million for the three and six months ended July 1, 2017, respectively, and $11.2 million and $20.5 million for the fiscal years ended December 31, 2016 and January 2, 2016, respectively.

Corporate Information

        We commenced operations in September 2000. Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com. This reference to our website is an inactive textual reference only and the information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

 THE OFFERING

        The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus. For a more complete description of the terms of our common stock, see the description under the heading "Description of Our Capital Stock" in the accompanying base prospectus.

Securities offered by us in this offering	8,500,000 shares of our common stock, par value $0.001 per share.
Common stock outstanding immediately before this offering	61,919,646 shares.
Common stock to be outstanding immediately after this offering	70,419,646 shares (or 71,694,646 shares if the underwriters exercise their over-allotment option to purchase additional shares in full).
Public offering price	$0.60 per share of common stock.
Over-allotment option

We have granted the underwriters a 30-day option to purchase up to an additional 1,275,000 shares of common stock from us at the public offering price, less the underwriting discount, to cover over-allotments, if any.

Use of proceeds

We expect to use the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use the net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. See "Use of Proceeds."

Risk factors

Investing in our securities involves a high degree of risk. See "Risk Factors" and the other information included or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any related free writing prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	NLST

        The number of shares of our common stock outstanding immediately before this offering is 61,919,646 as of August 10, 2017 and excludes, as of that date:

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  9,041,889 shares of common stock issuable upon exercise of outstanding options having a weighted-average exercise price of $1.41, of which approximately 6,069,274 having a weighted-average exercise price of $1.60 were exercisable;

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  836,161 shares of common stock available for future grant under our Amended and Restated 2006 Equity Incentive Plan, which amount is subject to annual increases pursuant to the terms of such plan;

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  2,924,184 shares of common stock issuable upon exercise of outstanding warrants having a weighted-average exercise price of $0.91, of which approximately 2,924,184 having a weighted-average exercise price of $0.91 were exercisable;

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  2,000,000 shares of common stock issuable upon exercise of an outstanding warrant that is exercisable at $0.30 per share upon the redemption by the Company of the SVIC Note pursuant to the terms thereof; and

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  12,414,246 shares of common stock issuable upon conversion of the outstanding principal and accrued interest under the SVIC Note at a conversion price of $1.25 per share.

        Unless otherwise noted, the common stock information set forth above and the other information in this prospectus supplement reflects and assumes no exercise of outstanding options or warrants to purchase our common stock and no conversion of the SVIC Note after August 10, 2017, and no exercise by the underwriters of their option to purchase additional shares of our common stock in this offering.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before purchasing our common stock, you should carefully consider each of the following risk factors as well as the other information contained in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and the documents incorporated by reference herein or therein, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. The risks described below are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may have made or may make in our securities.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

You will experience immediate dilution in the book value per share of the common stock you purchase in this offering.

        Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.63 per share in the net tangible book value of our common stock. See the description under the heading "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

        We currently anticipate using the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use the net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Accordingly, our management will have broad discretion in applying the net proceeds of this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

Our results of operations fluctuate significantly and are difficult to predict, and any failure to meet investor or analyst expectations could cause the price of our common stock to decline.

        Our operating results have fluctuated significantly in the past, and we expect they will continue to fluctuate from quarter-to-quarter and year-to-year in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these quarterly and annual fluctuations include, among others, the other risk factors described in this prospectus supplement. Due to the various factors described herein and others, the results of any prior quarterly or annual periods should not be relied upon as an indication of our future operating performance. If our quarterly results of operations fall below the expectations of securities analysts or investors, the price of our common stock could decline substantially. As a result of the significant fluctuations of our operating results in prior periods, period-to-period comparisons of our operating results may not be meaningful and investors in our common stock should not rely on these comparisons.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of our other stockholders.

        As of August 10, 2017, 8.1% of our outstanding common stock was held by our directors and officers, including 7.8% held by Chun K. Hong, our Chief Executive Officer and Chairman of our board of directors. As a result, Mr. Hong has the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors, any proposed merger, consolidation or sale of all or substantially all of our assets and other significant corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of Mr. Hong.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the market price of our stock.

        Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of provisions which are included in our certificate of incorporation and bylaws, each as amended:

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  our board of directors is authorized, without prior stockholder approval, to designate and issue preferred stock, commonly referred to as "blank check" preferred stock, with rights senior to those of our common stock;

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  stockholder action by written consent is prohibited;

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  nominations for election to our board of directors and the submission of matters to be acted upon by stockholders at a meeting are subject to advance notice requirements; and

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  our board of directors is expressly authorized to make, alter or repeal our bylaws.

        In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our certificate of incorporation and bylaws, and of Delaware law, could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest or other change of control transaction involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could prevent the consummation of a transaction in which our stockholders could receive a substantial premium over the then-current market price for their shares.

The price of and volume in trading of our common stock has and may continue to fluctuate significantly.

        Our common stock has been publicly traded since November 2006. The price and trading volume of our common stock are volatile and have in the past fluctuated significantly. This volatility could continue, in which case an active trading market in our common stock may never be sustained and stockholder may not be able to sell their shares at the desired time or the desired price. The market price at which our common stock trades may be influenced by many factors, including, among others, the following:

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  our operating and financial performance and prospects, including our ability to achieve and sustain profitability in the future;

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  investor perception of us and the industry in which we operate;

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  the availability and level of research coverage of and market making in our common stock;

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  changes in earnings estimates or buy/sell recommendations by analysts;

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  any financial projections we may provide to the public, any changes to these projections or our failure to meet these projections;

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  our announcement of significant strategic transactions or relationships or the initiation of legal proceedings, including patent infringement actions;

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  the results of legal proceedings in which we are involved;

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  sales of newly issued common stock or other securities or the perception that such sales may occur; and

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  general political, economic and market conditions, including volatility or uncertainty in these conditions.

        In addition, shares of our common stock and the public stock markets in general have experienced, and may continue to experience, extreme price and trading volume volatility, at times irrespective of the state of the business of any particular company. These fluctuations may adversely affect the market price of our common stock.

        In 2007, following a drop in the market price of our common stock, securities litigation was initiated against us. Given the historic volatility of our securities and securities in our industry, we may become engaged in this type of litigation again in the future. Securities litigation, like other types of litigation, is expensive and time-consuming and could subject us to unfavorable results.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

        We intend to use all available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us in the past and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We may not be able to maintain our NASDAQ listing.

        During 2015 and into early 2016, as well as during April and early May of 2017, there have been periods in which we were not compliant with various applicable continued listing standards of the NASDAQ Stock Market ("NASDAQ"), including NASDAQ's rule requiring that the bid price of our common stock close at or above a minimum of $1.00 per share. Although we received compliance letters from NASDAQ notifying us that we had regained compliance with the applicable continued listing requirements and we believe we are currently in compliance with all such requirements for the NASDAQ Capital Market, we may again fail to comply with these requirements in the future. In that case, we would receive additional deficiency letters from NASDAQ and our common stock could be delisted from trading on the NASDAQ Capital Market. Such a delisting could cause our common stock to be classified as a "penny stock," among other potentially detrimental consequences, any of which could significantly impact our stockholders' ability to sell their shares of our common stock or to sell these shares at a price that a stockholder may deem acceptable.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

        The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our Company or fail or to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

RISKS RELATED TO OUR BUSINESS

We have historically incurred losses and may continue to incur losses.

        Since the inception of our business in 2000, we have only experienced one fiscal year (2006) with profitable results. In order to regain profitability, or to achieve and sustain positive cash flows from operations, we must reduce operating expenses and/or increase our revenues and gross margins. Although we have in the past engaged in a series of cost reduction actions, such expense reductions alone may not make us profitable or allow us to sustain profitability if it is achieved and eliminating or reducing strategic initiatives could limit our opportunities and prospects. Our ability to achieve profitability will depend on increased revenue growth from, among other things, monetization of our intellectual property, increased demand for our memory subsystems and other product offerings and our ability to expand into new and emerging markets. We may not be successful in any of these pursuits and we may never achieve profitability or sustain profitability if achieved.

We may not have sufficient working capital to fund our planned operations and, as a result, we may need to raise additional capital in the future, which may not be available when needed, on acceptable terms or at all.

        We believe that, taking into account our planned activities and our sources of capital, we have sufficient cash resources to satisfy our capital needs for at least the next 12 months. However, our estimates of our operating revenues and expenses and working capital requirements could be incorrect, and we may use our cash resources faster than we anticipate. Further, some or all of our ongoing or planned investments may not be successful and could result in further losses.

        Our capital requirements will depend on many factors, including, among others:

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  the acceptance of, and demand for, our products and the component products we resell to customers directly;

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  our success, and that of our strategic partners, in developing and selling products derived from our technology;

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  the extent and timing of any investments in developing, marketing and launching new or enhanced products or technologies;

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  the costs of developing, improving and maintaining our internal design, testing and manufacturing processes;

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  the costs associated with defending and enforcing our intellectual property rights;

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  our results of operations, including our levels of net product revenues and any other revenues we may receive, including NRE, license, royalty or other fees;

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  the amount and timing of vendor payments and the collection of receivables, among other factors affecting our working capital;

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  our receipt of cash proceeds from the exercise of outstanding stock options or warrants to acquire our common stock;

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  the nature and timing of acquisitions and other strategic transactions in which we participate, if any; and

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  the costs associated with the continued operation, and any future growth, of our business.

        We expect to rely in the near term on cash provided by our operations, funds raised pursuant to recent issuances of debt and equity securities, such as our November 2015 issuance of the SVIC Note, our September 2016 public offering of common stock, this offering, our new funding arrangement with TRGP for costs associated with certain of our legal proceedings, and borrowing availability under our credit facility with Silicon Valley Bank ("SVB"). However, our estimates of our operating revenues and expenses and working capital requirements could be incorrect, and we may use our cash resources faster than we anticipate. Further, some or all of our ongoing or planned investments may not be successful and could result in further losses. Until we can generate sufficient revenues to finance our cash requirements from our operations, which we may never do, we may need to increase our liquidity and capital resources by one or more measures, which may include, among others, reducing operating expenses, restructuring our balance sheet by negotiating with creditors and vendors, entering into strategic partnerships or alliances, raising additional financing through the issuance of debt, equity or convertible securities or pursuing alternative sources of capital, such as through asset or technology sales or licenses or other alternative financing arrangements. Further, even if our near-term liquidity expectations prove correct, we may still seek to raise capital through one or more of these financing alternatives. However, we may not be able to obtain capital when needed or desired, on terms acceptable to us or at all.

        Inadequate working capital would have a material adverse effect on our business and operations and could cause us to fail to execute our business plan, fail to take advantage of future opportunities or fail to respond to competitive pressures or customer requirements. A lack of sufficient funding may also require us to significantly modify our business model and/or reduce or cease our operations, which could include implementing cost-cutting measures or delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, business development initiatives and sales and marketing activities, among other activities. Modification of our business model and operations could result in an impairment of assets, the effects of which cannot be determined. Furthermore, if we continue to issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience significant dilution, and the new equity or debt securities may have rights, preferences and privileges that are superior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization or have other material consequences. If we pursue asset or technology sales or licenses or other alternative financing arrangements to obtain additional capital, our operational capacity may be limited and any revenue streams or business plans that are dependent on the sold or licensed assets may be reduced or eliminated. Moreover, we may incur substantial costs in pursuing any future capital-raising transactions, including investment banking, legal and accounting fees, printing and distribution expenses and other similar costs, which would reduce the benefit of the capital received from the transaction.

We have incurred a material amount of indebtedness to fund our operations, the terms of which have required us to pledge substantially all of our assets as security. Our level of indebtedness and the terms of such indebtedness could adversely affect our operations and liquidity.

        We have incurred debt under our convertible note issued to SVIC, our credit facility with SVB, and our new funding arrangement with TRGP. In connection with these debt and other arrangements, we have granted security interests to SVIC, SVB and TRGP in our various assets, such that all of our tangible and intangible assets, including our complete patent portfolio, are subject to one or more outstanding liens held by one or more of these parties. The SVIC and SVB debt instruments and the TRGP investment agreement contain customary representations, warranties and indemnification provisions, as well as affirmative and negative covenants that, among other things, restrict our ability to:

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  incur additional indebtedness or guarantees;

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  incur liens;

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  make investments, loans and acquisitions;

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  consolidate or merge;

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  sell or exclusively license assets, including capital stock of subsidiaries;

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  alter our business;

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  change any provision of our organizational documents;

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  engage in transactions with affiliates;

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  make certain decisions regarding certain of our outstanding legal proceedings without consulting with or obtaining consent from certain of these parties; and

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  pay dividends or make distributions.

        The SVIC and SVB debt instruments and the TRGP investment agreement also include events of default, including, among other things, payment defaults, any breach by us of representations, warranties or covenants, certain bankruptcy events and certain material adverse changes. If an event of default were to occur under any of these instruments or agreements and we were unable to obtain a waiver for the default, the counterparties could, among other remedies, accelerate our obligations under the debt instrument or other agreement and exercise their rights to foreclose on their security interests, which would cause substantial harm to our business and prospects.

        Additionally, incurrence and maintenance of this or other debt could have material adverse consequences on our business and financial condition, such as:

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  requiring us to dedicate a portion of our cash flows from operations and other capital resources to debt service, thereby reducing our ability to fund working capital, capital expenditures and other cash requirements;

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  increasing our vulnerability to adverse economic and industry conditions;

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  limiting our flexibility in planning for or reacting to changes and opportunities in our business and industry, which may place us at a competitive disadvantage; and

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  limiting our ability to incur additional debt when needed, on acceptable terms or at all.

We are and expect to continue to be involved in costly legal and administrative proceedings to enforce or protect our intellectual property rights and to defend against claims that we infringe the intellectual property rights of others.

        As is common in the semiconductor industry, we have experienced substantial litigation regarding patent and other intellectual property rights. We are currently involved in litigation and proceedings at the U.S. Patent and Trademark Office ("USPTO") and Patent Trial and Appeal Board ("PTAB") based on alleged third-party infringement of our patents, and lawsuits claiming that we are infringing others' intellectual property rights also have been and may in the future be brought against us.

        The process of obtaining and protecting patents is inherently uncertain. In addition to the patent issuance process established by law and the procedures of the USPTO, we must comply with administrative procedures of the Joint Electron Device Engineering Council ("JEDEC") to protect our intellectual property within its industry standard-setting process. These procedures evolve over time, are subject to variability in their application and may be inconsistent with each other. Failure to comply with the USPTO's or JEDEC's administrative procedures could jeopardize our ability to claim that our patents have been infringed.

        Our business strategy includes litigating claims against others, such as our competitors, customers and former employees, to enforce our intellectual property, contractual and commercial rights including, in particular, our patent portfolio and our trade secrets, as well as to challenge the validity and scope of the proprietary rights of others. This or other similar proceedings could also subject us to counterclaims or countersuits against us, or the parties we sue could seek to invalidate our patents or other intellectual property rights through reexamination or similar processes at the USPTO or similar bodies. Moreover, any legal disputes with customers could cause them to cease buying or using our products or the component products we resell to customers directly or delay their purchase of these products and could substantially damage our relationship with them.

        Making use of new technologies and entering new markets increases the likelihood that others might allege that our products or the component products we resell infringe on their intellectual property rights. The likelihood of this type of lawsuit may also be increased due to the limited pool of experienced technical personnel that we can draw upon to meet our hiring needs. As a result, a number of our existing employees have worked for our existing or potential competitors at some point during their careers, and we anticipate that a number of our future employees will have similar work histories. Moreover, lawsuits of this type may be brought, even if there is no merit to the claim, as a strategy to prevent us from hiring qualified candidates, drain our financial resources and divert management's attention away from our business.

        Litigation is inherently uncertain. An adverse outcome in existing or any future litigation could force us to, among other things:

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  relinquish patents or other protections of our technologies if they are invalidated, which would enable our competitors and others to freely use this technology;

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  compete with products that rely upon technologies and other intellectual property rights that we have developed and that we believe we have the right to protect from third-party use;

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  accept terms of an arrangement to license our technologies to a third party that are not as favorable as we might expect;

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  cease manufacturing and/or selling products or using certain processes that are claimed to be infringing a third party's intellectual property;

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  pay damages (which in some instances may be three times actual damages), including royalties on past or future sales, if we are found to infringe a third party's intellectual property;

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  seek a license from a third-party intellectual property owner to use its technology in our products or the component products we resell, which may not be available on reasonable terms or at all; or

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  redesign any products that are claimed to be infringing a third party's intellectual property, which may not be possible to do in a timely manner, without incurring significant costs or at all.

        Moreover, any litigation, regardless of its outcome, would involve a significant dedication of resources, including time and costs, would divert management's time and attention and could negatively impact our results of operations. As a result, any current or future infringement claims by or against third parties could materially adversely affect our business, financial condition or results of operations.

We are and expect to continue to be involved in legal proceedings at the ITC and related enforcement actions to stop allegedly infringing SK hynix RDIMM and LRDIMM products from entering the United States, as well as legal proceedings in district court to seek damages for the alleged patent infringement. Our involvement in these proceedings, as well as steps we have taken to implement certain of our strategies in connection with these proceedings, subject us to a number of risks.

        On September 1, 2016, we took action to protect and defend our innovations by filing legal proceedings for patent infringement against SK hynix and two of its subsidiaries in the ITC and in district court. We are seeking an exclusion order in the ITC that directs U.S. Customs and Border Protection to stop allegedly infringing SK hynix RDIMM and LRDIMM products from entering the United States. ITC investigations typically proceed on an expedited basis. The evidentiary hearing in the ITC investigation occurred in May 2017, with a final initial determination expected to be issued by the ITC in October 2017, but there can be no guarantee that our proceedings will follow such a timeline.

        Intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert management's attention from operating our business. Even if we are successful at the ITC, we would then need to enforce the order which is expensive, time consuming and could divert management's attention from operating our business. In addition, lawsuits in the ITC and in district courts are subject to inherent uncertainties due to the complexity of the technical issues involved, and we may not be successful in our actions. Moreover, if we are countersued by SK hynix and lose the suit, we could be required to pay substantial damages or lose some of our intellectual property protections. Furthermore, we may not be able to reach a settlement with SK hynix to license our patent portfolio, and even if we are able to reach a settlement, the terms of the arrangement may not be as favorable as we anticipated. Any of the foregoing could cause us to incur significant costs, decrease the perceived value of our intellectual property and materially adversely affect our business, financial condition or results of operations.

        We have recently taken steps to solidify our position and strategy in connection with our proceedings against SK hynix. In May 2017, we established a funding arrangement with TRGP, which generally provides that TRGP will directly fund the costs incurred by us or on our behalf in connection with the SK hynix proceedings, and in exchange for such funding, we have agreed to pay to TRGP the amount of its funding plus an escalating premium starting at a low-to-mid double-digit percentage of the amount of its funding if and when we recover any proceeds from the proceedings, and we have granted to TRGP a first priority lien on the claims underlying the proceedings and any proceeds received from the proceedings and a second priority lien on our patents that are the subject of the proceedings. We established this funding arrangement in order to provide us with increased security that we will be able to vigorously pursue our claims against SK hynix through their final resolution, but the arrangement also involves certain risks, including, among others, our obligation to use a portion of any proceeds we may receive from these proceedings to repay the funded amounts at a premium, which premium would increase the longer the proceedings remain unresolved, and our obligation to consult with or obtain consent from TRGP in connection with certain decisions or other matters relating to the SK hynix proceedings.

        In addition, in April 2017, we adopted a short-term rights agreement to implement a standard "poison pill." In general terms, for so long as the rights issued under the rights agreement are outstanding, which is expected to be no longer than 12 months, the rights agreement prevents any person or group from acquiring a significant percentage of our outstanding capital stock or attempting a hostile takeover of our Company by significantly diluting the ownership percentage of such person or group. As a result, the rights agreement has a significant anti-takeover effect. Our board of directors approved the rights agreement as part of our strategy in connection with our proceedings against SK hynix, with the intent of disconnecting our market capitalization from the damage calculations and any settlement negotiations that may develop in connection with these proceedings. However, the rights agreement may not have the intended, or any, impact on these proceedings or any related settlement negotiations, but would have the anti-takeover effect of any standard "poison pill" and thus would involve the risks associated with these anti-takeover effects, which are described elsewhere in these risk factors.

We may be unsuccessful in monetizing our intellectual property portfolio.

        We have dedicated substantial resources to the development and protection of technology innovations essential to our business, and we expect these activities to continue for the foreseeable future. We also intend to aggressively pursue monetization avenues for our intellectual property portfolio, potentially including licensing, royalty or other revenue-producing arrangements. However, our revenues are currently generated by resales of component products and sales of our products and we may never be successful in generating a revenue stream from our intellectual property, in which case our investments of time, capital and other resources into our intellectual property portfolio may not provide adequate, or any, returns.

        Although we may pursue agreements with third parties to commercially license certain of our products or technologies, we may never successfully enter into any such agreement. Further, the terms of any such agreements that we may reach with third-party licensees are uncertain and may not provide sufficient royalty or other licensing revenues to us to justify our costs of developing and maintaining the licensed intellectual property or may otherwise include terms that are not favorable to us. Additionally, the pursuit of licensing arrangements would require by its nature that we relinquish certain of our rights to our technologies and intellectual property that we license to third parties, which could limit our ability to base our own products on such technologies or could reduce the economic value that we receive from such technologies and intellectual property. Additionally, the establishment of arrangements to monetize our intellectual property may be more difficult or costly than expected, may require additional personnel and investments and may be a significant distraction for management. In connection with any monetization avenues we may develop, our licenses and royalty revenue may be uncertain from period to period and we may be unable to attract sufficient licensing customers, which would materially and adversely affect our results of operations.

        Our ability to establish licensing, royalty or similar revenues, and maintain or increase any such revenues we are able to establish, depends on a variety of factors, including the novelty, utility, performance, quality, breadth, depth and overall perceived value of our intellectual property portfolio, all as compared to that of our competitors, as well as our sales and marketing capabilities. If secured, licensing or royalty revenues may also be negatively affected by factors within and outside our control, including reductions in our customers' sales prices, sales volumes and the terms of the license arrangements. If we are not successful in monetizing our intellectual property portfolio, we may never recoup the costs associated with developing, maintaining, defending and enforcing this portfolio and our financial condition and prospects would be harmed.

The vast majority of our revenues in recent periods have been generated from resales of component products, including products sourced from Samsung, and any decline in our resales of these products could significantly harm our performance.

        The vast majority of our revenues in recent periods have been generated from resales of component products, including primarily NAND flash that we purchase for the purpose of resale from Samsung and alternative suppliers. For our fiscal year ended December 31, 2016 and the six months ended July 1, 2017, resales of these component products accounted for approximately 21% and 91% of our net product revenues, respectively. We purchase many of these products, including primarily NAND flash, from Samsung under the terms of our JDLA with Samsung in order to resell these products to end-customers that are not reached in Samsung's distribution model, including storage customers, appliance customers, system builders and cloud and datacenter customers. We have also sourced these products from alternative suppliers to the extent sufficient product is not available from Samsung to meet customer demand.

        These component product resales are subject to a number of risks. For example, demand for these products could decline at any time for a number of reasons, including, among others, product obsolescence, introduction of more advanced or otherwise superior competing products by our competitors, the ability of our customers to obtain these products or substitute products from alternate sources, customers reducing their need for these products generally, or the other risk factors described in this prospectus supplement. Further, we have no long-term purchase agreements or other commitments with respect to sales of these or any of our other products. As a result, demand for these products from us could decline at any time, and any reduced sales of these products could materially adversely impact our revenues. In addition, increased resales of component products as a percentage of our total product revenues have a significant negative impact on our gross margin, as the cost of the component products we purchase for resale from Samsung or alternative suppliers is added to our cost of sales for these products. As a result, our gross margin on the resale of component products is significantly lower than our gross margin on sales of our own products. Further, to the extent we are not able to procure sufficient component products for resale from Samsung under the terms of the JDLA to satisfy customer orders for these products, we would need to seek to procure these products from alternative suppliers, which may not be available on terms comparable to those we have negotiated with Samsung under the JDLA and may be subject to other supply and manufacturing risks discussed elsewhere in these risk factors. As a result, any inability to source sufficient component products from Samsung could increase our cost of sales associated with resales of these products if we are forced to pay higher prices to obtain these products from other suppliers. The occurrence of any one or more of these risks could cause our performance to materially suffer

Our performance has historically been substantially dependent on sales of NVvault, and we may never be able to replace the revenues lost from the rapid decline in NVvault sales in recent periods.

        We have historically been substantially dependent on sales of our NVvault NVDIMM used in cache-protection and data-logging applications, including our NVvault battery-free, the flash-based cache system. For our fiscal years ended December 27, 2014 and January 2, 2016, sales of NVvault accounted for 44% and 20% of total net product revenues, respectively. However, we have experienced a sharp decline in NVvault sales in recent periods, and sales of NVvault accounted for only 1% and 0.2%of total net product revenues in our fiscal year ended December 31, 2016 and the six months ended July 1, 2017, respectively. This rapid decline has been due in large part to the loss of our former most significant NVvault customer, Dell, beginning in 2012. We recognized no NVvault sales to Dell in the year ended December 31, 2016 or the six months ended July 1, 2017, and we expect no future demand from Dell for these products.

        In order to leverage our NVvault technology and secure one or more new key customers, we continue to pursue additional qualifications of NVvault with other original equipment manufacturers ("OEMs") and to target new customer applications, such as online transaction processing, virtualization, Big Data analytics, high speed transaction processing, high-performance database applications and in-memory database applications. We also introduced EXPRESSvault in March 2011 and the next-generation of EXPRESSvault (EV3) in July 2015, and we continue to pursue qualification of the next-generation DDR3 NVvault and DDR4 NVvault with customers. Our future operating results will depend on our ability to commercialize these NVvault product extensions, as well as our other products such as HybriDIMM and other high-density and high-performance solutions. However, HybriDIMM is still under development and may require additional investment and the services and attention of key employees who have competing demands on their available time. Further, although we believe our JDLA with Samsung may advance the development of our HybriDIMM product, our partnership with Samsung and any other steps we take to further the development of this or any of our other products could fail. Moreover, the rate and degree of customer adoption of our NVvault product extensions and other next-generation products has been slower and smaller than expected to date, and these products may never gain significant customer or market acceptance. If we are not successful in expanding our qualifications or marketing of new or enhanced products, we may never be able to secure revenues sufficient to replace lost NVvault revenues and our results of operations and prospects could be materially harmed.

We are subject to risks relating to our focus on developing our HybriDIMM and NVvault products and a lack of market diversification.

        We have historically derived a substantial portion of our revenues from sales of our high-performance modular memory subsystems to OEMs in the server, high-performance computing and communications markets, as well as from sales of component products to storage customers, appliance customers, system builders and cloud and datacenter customers. Although we expect these memory subsystems to continue to account for a portion of our revenues, we have experienced declines in sales of these products in recent periods and these declines could continue or intensify in the future. We believe that market acceptance of these products or derivative products that incorporate our core memory subsystem technology is critical to our success, and any continued decline in sales of these products could have a material adverse impact on our performance and long-term prospects.

        We have invested significant research and development time and costs into the design of application-specific integrated circuits ("ASIC") and hybrid devices, including our NVvault family of products and most recently our next-generation HybriDIMM memory subsystem. These products are subject to increased risks as compared to our legacy products. For example:

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  we are dependent on a limited number of suppliers for the DRAM ICs, NAND flash and ASIC devices that are essential to the functionality of these products, and in the past we have experienced supply chain disruptions and shortages of DRAM and NAND flash required to create our NVvault family of products as a result of issues that are specific to our suppliers or the industry as a whole;

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  our products are generally subject to a product approval and qualification process with customers before purchases are made and we have experienced a longer qualification cycle than anticipated with some of these products, including our HyperCloud memory subsystems;

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  our NVvault products or other new products such as HybriDIMM may contain currently undiscovered flaws, the correction of which could result in increased costs and time to market; and

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  we are required to demonstrate the quality and reliability of our products to and qualify them with our customers, which requires a significant investment of time and resources prior to the receipt of any revenues from these customers.

        These and other risks attendant to the production of our memory subsystem products could impair our ability to obtain customer or market acceptance of these products or obtain such acceptance in a timely manner, which would reduce our achievable revenues from these products and limit our ability to recoup our investments in the products.

        Additionally, if the demand for servers deteriorates or if the demand for our products to be incorporated in servers continues to decline, our operating results would be adversely affected, and we would be forced to diversify our product portfolio and our target markets in order to replace revenues lost from decreased sales of these products. We may not be able to achieve this diversification, and our inability to do so may adversely affect our business, operating performance and prospects.

Sales to a small number of varying customers represent a significant portion of our net product revenues, and the loss of, or a significant reduction in sales to, any one of these customers could materially harm our business.

        Sales to a small number of customers represent a substantial portion of our net product revenues. Approximately 16% of our net product revenues in the three months ended July 1, 2017 were to one customer, which was a new customer in the second quarter of 2016, and approximately 11% of our net product revenues in the six months ended July 1, 2017 were to a different customer, which was a new customer in the fourth quarter of 2016. Additionally, in the three and six months ended July 2, 2016, approximately 47% and 11%, and 35% and 12% of our net product revenues in the respective periods were to two customers, neither of which purchased many products or contributed a meaningful portion of our revenues in the corresponding 2017 periods. The composition of major customers and their respective contributions to our net product revenues have varied and will likely continue to vary from period to period as our existing and prospective customers progress through the life cycle of the products they produce and sell.

        We do not have long-term agreements with any of our customers and, as result, any or all of them could decide at any time to discontinue, decrease or delay their purchase of our products or the component products we resell to these customers directly. In addition, the prices that customers pay for these products could change at any time. Further, we may not be able to sell some of our products developed for one customer to a different customer because our products are often customized to address specific customer requirements, and even if we are able to sell these products to another customer, our margin on these products may be reduced. Additionally, although customers are generally allowed only limited rights of return after purchasing our products or the component products we resell, we may determine that it is in our best interest to accept returns from certain large or key customers even if we are not contractually obligated to accept them in order to maintain good relations with these customers. Any returns beyond our expectations could negatively impact our operating results. Moreover, because a few customers account for a substantial portion of our net product revenues, the failure of any one of these customers to pay on a timely basis would negatively impact our cash flows. As a result, the loss of any of our customers or a reduction in sales to or difficulties collecting payments from any of them could significantly reduce our net product revenues and adversely affect our operating results.

        Our ability to maintain or increase our net product revenues to our key customers depends on a variety of factors, many of which are beyond our control. These factors include our customers' continued sales of servers and other computing systems that incorporate our memory subsystems and our customers' continued incorporation of our products or the component products we resell to these customers directly into their systems. Because of these and other factors, sales to these customers may not continue and the amount of such sales may not reach or exceed historical levels in any future period.

We are subject to risks of disruption in the supply of component products.

        Our ability to fulfill customer orders for or produce qualification samples of our products is dependent on a sufficient supply of field-programmable gate arrays ("FPGAs"), ASICs, DRAM ICs and NAND flash, which are essential components of our memory subsystems. In addition, we purchase some of these component products from Samsung under the terms of the JDLA and from alternative suppliers for the purpose of resale to end-customers that are not reached in Samsung's distribution model. We have no long-term supply contracts for any of these component products. Further, there are a relatively small number of suppliers of these components and we typically purchase them from only a subset of these suppliers. As a result, our inventory purchases have historically been concentrated in a small number of suppliers, including an affiliate of Samsung, from which we obtained a large portion of our total inventory purchases in 2016 and the first six months of 2017. We also use consumables and other components, including printed circuit boards ("PCBs"), to manufacture our memory subsystems, which we sometimes procure from single or limited sources to take advantage of volume pricing discounts.

        From time to time, shortages in DRAM ICs and NAND flash have required some suppliers to limit the supply of these components. In the past, we have experienced supply chain disruptions and shortages of DRAM and NAND flash required to create our HyperCloud, NVvault and Planar X VLP products, and we have been forced to procure component products that we resell to customers directly from alternative suppliers to the extent we are not able to procure from Samsung sufficient quantities of these products to satisfy customer orders. We are continually working to secure adequate supplies of the components necessary to fill customers' orders in a timely manner. If we are unable to obtain a sufficient supply of DRAM ICs, NAND flash or other essential components to avoid interruptions in the delivery of our products as required by our customers or the delivery of these components to customers to whom we resell them directly, these customers may reduce future orders for these products or not purchase these products from us at all, which would cause our net product revenues to decline and harm our operating results. In addition, our reputation could be harmed due to failures to meet our customers' demands and, even assuming we are successful in resolving supply chain disruptions, we may not be able to replace any lost business and we may lose market share to our competitors. Further, if our suppliers are unable to produce qualification samples of our products on a timely basis or at all, we could experience delays in the qualification process with existing or prospective customers, which could have a significant impact on our ability to sell our products. Moreover, if we are not able to obtain these components in the amounts needed on a timely basis and at commercially reasonable prices, we may not be able to develop or introduce new products, we may experience significant increases in our cost of sales if we are forced to procure these components from alternative suppliers and are not able to negotiate favorable terms with these suppliers, or we may be forced to cease our resales of components we sell to customers directly.

        Our dependence on a small number of suppliers and the lack of any guaranteed sources for the essential components of our products and the components we resell to customers directly expose us to several risks, including the inability to obtain an adequate supply of these components, increases in their costs, delivery delays and poor quality. Additionally, our customers qualify certain of the components provided by our suppliers for use in their systems. If one of our suppliers experiences quality control or other problems, it may be disqualified by one or more of our customers. This would disrupt our supplies of these components, and would also reduce the number of suppliers available to us and may require that we qualify a new supplier, which we may not be able to do.

        Declines in customer demand for our products in recent periods have caused us to reduce our purchases of DRAM ICs and NAND flash for use as components in our products. Such declines or other fluctuations could continue in the future. If we fail to maintain sufficient purchase levels with some suppliers, our ability to obtain supplies of these raw materials may be impaired due to the practice of some suppliers to allocate their products to customers with the highest regular demand.

        Frequent technology changes and the introduction of next-generation versions of these component products may also result in the obsolescence of our inventory on-hand, which could involve significant time and costs to replace, reduce our net product revenues and gross margin and adversely affect our operating performance and financial condition.

Our customers require that our products undergo a lengthy and expensive qualification process without any assurance of sales.

        Our prospective customers generally test and evaluate our memory subsystems before purchasing our products and integrating them into their systems. This extensive qualification process involves rigorous reliability testing and evaluation of our products, which may continue for nine months or longer and is often subject to delays. In addition to qualification of specific products, some of our customers may also require us to undergo a technology qualification if our product designs incorporate innovative technologies that the customer has not previously encountered. Such technology qualifications often take substantially longer than product qualifications and can take over a year to complete. Qualification by a prospective customer does not ensure any sales to that prospective customer, in which case we would receive no or limited revenues in spite of our investment of time and other resources in this qualification process, which could adversely affect our operating results.

        Even after successful qualification and sales of our products to a customer, because the qualification process is both product-specific and platform-specific, our existing customers sometimes require us to re-qualify our products or to qualify our new products for use in new platforms or applications. For example, as our OEM customers transition from prior generation architectures to current generation architectures, we must design and qualify new products for use by these customers. In the past, this design and qualification process has taken up to nine months to complete, during which time our net product revenues from these customers declined significantly. Additionally, after our products are qualified with existing or new customers, the customer may take several months to begin purchasing the product or may decide not to purchase the product at all.

        Likewise, changes in our products, our manufacturing facilities, our production processes or our component suppliers may require a new qualification process. For example, when our memory and NAND flash component vendors discontinue production of components, it may be necessary for us to design and qualify new products for our customers. As a result, some customers may require us, or we may decide, to purchase an estimated quantity of discontinued memory components necessary to ensure a steady supply of existing products until products with new components can be qualified. Purchases of this nature may affect our liquidity. Additionally, our estimation of quantities required during the transition may be incorrect, which could adversely impact our results of operations through lost revenue opportunities or charges related to excess and obsolete inventory.

        We must devote substantial resources, including design, engineering, sales, marketing and management efforts, to qualify our products with prospective customers in anticipation of sales. Significant delays or other difficulties in the qualification process could result in an inability to keep up with rapid technology change or new, competitive products. If we delay or do not succeed in qualifying a product with an existing or prospective customer, we would not be able to sell that product to that customer, which may result in our holding excess and obsolete inventory and could reduce our net product revenues and customer base, any of which could materially harm our operating results and business.

If we are unable to timely and cost-effectively develop new or enhanced products that meet our customers' requirements and achieve market acceptance or technologies that we can monetize, our revenues and prospectus could be materially harmed.

        Our industry is characterized by rapid technological change, evolving industry standards and rapid product obsolescence. As a result, continuous development of new technology, processes and product innovations is necessary in order to be successful. We believe that the continued and timely development of new products and improvement of existing products are critical to our business and prospects for growth.

        In order to develop and introduce new or enhanced products and technologies, we need to:

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  retain and continue to attract new engineers with expertise in high-performance modular memory subsystems and our key technology competencies;

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  identify and adjust to the changing requirements of our existing and potential future customers;

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  identify and adapt to emerging technological trends and evolving industry standards in our markets;

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  continue to develop and enhance our design tools, manufacturing processes and other technologies that allow us to produce attractive and competitive products;

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  design and introduce cost-effective, innovative and performance-enhancing features that differentiate our products and technologies from those of our competitors;

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  secure licenses to enable us to use any technologies, processes or other rights essential to the manufacture or use of any new products we may design, which licenses may not be available when needed, on acceptable terms or at all;

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  maintain or develop new relationships with suppliers of components required for any new or enhanced products and technologies;

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  qualify any new or enhanced products for use in our customers' products; and

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  develop and maintain effective marketing strategies.

        We may not be successful at any of these activities. As a result, we may not be able to successfully develop new or enhanced products or we may experience delays in this process. Failures or delays in product development and introduction could result in the loss of, or delays in generating, net products sales or other revenues and the loss of key customer relationships. Even if we develop new or enhanced products or technologies, they may not meet our customers' requirements or gain market acceptance, as our product development efforts are inherently risky due to the challenges of foreseeing changes or developments in technology or anticipating the adoption of new standards. Moreover, we have invested significant resources in our product development efforts, which would be lost if we fail to develop successful products. If any if these risks were to occur, our net product revenues, prospects and reputation could be materially adversely affected.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

        Our products are primarily targeted to OEMs in the server, high-performance computing and communications markets. In addition, we resell certain component products to storage customers, appliance customers, system builders and cloud and datacenter customers. These markets are intensely competitive, as numerous companies vie for business opportunities at a limited number of large OEMs and other customers. We face competition from DRAM suppliers, memory module providers and logic suppliers for many of our products, including EXPRESSvault, NVvault and HybriDIMM. We also face competition from the manufacturers and distributors of the component products we resell to customers, as these manufacturers and distributors could decide at any time to sell these component products to these customers directly. Additionally, if and to the extent we enter new markets or pursue licensing arrangements to monetize our technologies and intellectual property portfolio, we may face competition from a large number of competitors that produce solutions utilizing similar or competing technologies.

        Some of our customers and suppliers may have proprietary products or technologies that are competitive with our products or the components we resell to them, or could develop internal solutions or enter into strategic relationships with, or acquire, other high-density memory module or component providers. Any of these actions could reduce our customers' demand for our products or the component products we resell. Some of our significant suppliers of memory integrated circuits may be able to manufacture competitive products at lower costs by leveraging internal efficiencies, or could choose to reduce our supply of memory integrated circuits, which could adversely affect our ability to manufacture our memory subsystems on a timely basis, if at all.

        Certain of our competitors have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, lower cost structures, greater brand recognition and longer standing relationships with customers and suppliers. Some of our competitors may also have a greater ability to influence industry standards than we do. Additionally, some of our competitors may have more extensive or more established patent portfolios than we do. We may not be able to compete effectively against any of these organizations.

        Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product revenues could decline.

A limited number of relatively large potential customers dominate the markets for the products we sell.

        Our target markets are characterized by a limited number of large companies. Consolidation in one or more of our target markets may further increase this industry concentration. As a result, we anticipate that sales of our products and the component products we resell will continue to be concentrated among a small number of large customers in the foreseeable future. We believe that our financial results will depend in significant part on our success in establishing and maintaining relationships with and effecting substantial sales to these potential customers. Even if we establish and successfully maintain these relationships, our financial results will be largely dependent on these customers' sales and business results.

If a standardized memory solution that addresses the demands of our customers is developed, our net product revenues and market share may decline.

        Many of our memory subsystems are specifically designed for our OEM customers' high-performance systems. In a drive to reduce costs and assure supply of their memory module demand, our OEM customers may endeavor to design JEDEC standard DRAM modules into their new products. Although we also manufacture JEDEC modules, this trend could reduce the demand for our higher-priced customized memory solutions, which would have a negative impact on our operating results. In addition, the adoption of a JEDEC standard module instead of a previously custom module might allow new competitors to participate in a share of our customers' memory module business that previously belonged to us.

        If our OEM customers were to adopt JEDEC standard modules, our future business may be limited to identifying the next generation of high-performance memory demands of OEM customers and developing solutions that address these demands. Until fully implemented, any next generation of products may constitute a significantly smaller market, which could reduce our revenues and harm our competitive position.

If we fail to protect our proprietary rights, our customers or our competitors might gain access to our proprietary designs, processes and technologies, which could adversely affect our operating results.

        We rely on a combination of patent protection, trade secret laws and restrictions on disclosure to protect our intellectual property rights. We have submitted a number of patent applications regarding our proprietary processes and technology. It is not certain when or if any of the claims in our patent applications will be allowed. As of July 1, 2017, we had 68 U.S. and foreign patents issued, one

German utility model and 40 pending patent applications worldwide. Although we intend to continue filing patent applications with respect to the new processes and technologies that we develop, patent protection may not be available for some of these processes or technologies, in which case they may remain unprotected from use by third parties, including our competitors.

        Our efforts to protect our intellectual property rights may not:

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  prevent challenges to or the invalidation or circumvention of our intellectual property rights;

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  keep our competitors or other third parties from independently developing similar products or technologies, duplicating, reverse engineering or otherwise using our products or technologies without our authorization or designing around any patents that may be issued to us;

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  prevent disputes with third parties regarding ownership of our intellectual property rights;

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  prevent disclosure of our trade secrets and know-how to third parties or into the public domain;

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  result in valid patents, including international patents, from any of our pending or future applications; or

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  otherwise adequately protect our intellectual property rights.

        Monitoring for any unauthorized use of our technologies is costly, time-consuming and difficult. This is particularly true in foreign countries, such as the People's Republic of China ("PRC"), where we have established a manufacturing facility and where the laws may not protect our proprietary rights to the same extent as applicable U.S. laws.

        If some or all of the claims in our patent applications are not allowed or if any of our intellectual property protections are limited in scope by the USPTO, a court or applicable foreign authorities or are circumvented by third parties, we could face increased competition for our products and be unable to execute on our strategy of monetizing our intellectual property. Any of these outcomes could significantly harm our business, operating results and prospects.

Our operating results may be adversely impacted by worldwide economic and political uncertainties and specific conditions in the markets we address and in which we or our strategic partners or competitors do business, including the cyclical nature of and volatility in the memory market and semiconductor industry.

        Adverse changes in domestic and global economic and political conditions have made it extremely difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and these conditions have caused and could continue to cause U.S. and foreign businesses to slow or decrease spending on our products and services and the products we resell to customers directly. For instance, the current political instability in Korea could impact our operations and financial condition as a result of our dependence on Samsung, a South Korean based company, as a key supplier and strategic partner, and our ongoing legal proceedings against SK hynix. In addition, sales of our products and the products we resell to customers directly are dependent upon demand by OEMs in the server, high-performance computing and communications markets, as well as by storage customers, appliance customers, system builders and cloud and datacenter customers. These markets are characterized by wide fluctuations in product supply and demand. Additionally, these markets have been cyclical and have experienced significant downturns, often connected with or in anticipation of maturing product cycles, reductions in technology spending and declines in general economic conditions. During these downturns, product demand diminishes, production capacity exceeds demand, inventory levels increase and average selling prices decline, all of which would materially adversely impact our business and operating results. Additionally, such a downturn could decrease the perceived value of our intellectual property portfolio and result in reduced ability to pursue our goal of monetizing this portfolio.

        We may experience substantial period-to-period fluctuations in our operating results due to factors affecting the markets in which we operate. A decline or significant shortfall in demand in any of these markets could have a material adverse effect on demand for our products and the products we resell to customers directly and, consequently, on our net product revenues. In addition, because many of our costs and operating expenses are relatively fixed, if we are unable to control our expenses adequately in response to reduced product revenues, our gross margins, operating income and cash flows would be negatively impacted.

        During challenging economic times our customers may face issues gaining timely access to sufficient credit, which could impair their ability to make timely payments to us. This may impair our liquidity and cash flows and require us to increase our allowance for doubtful accounts. Furthermore, our vendors may face similar issues gaining access to credit, which may limit their ability to supply components or provide trade credit to us. We cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery, either generally or in our markets. If the economy or markets in which we operate experience such a slowdown, our business, financial condition and results of operations could be materially and adversely affected. Additionally, the combination of our lengthy sales cycle coupled with any challenging macroeconomic conditions could compound the negative impact of any such downturn on the results of our operations.

Our lack of a significant backlog of unfilled orders and the difficulty inherent in estimating customer demand makes it difficult to forecast our short-term requirements, and any failure to optimally calibrate our production capacity and inventory levels to meet customer demand could adversely affect our revenues, gross margins and earnings.

        We make significant decisions regarding the levels of business we will seek and accept, production schedules, component procurement, personnel needs and other resource requirements based on our estimates of customer demand. We do not have long-term agreements with any of our customers. Instead, sales are made primarily pursuant to standard purchase orders that we often receive no more than two weeks in advance of the desired delivery date and that may be rescheduled or cancelled on relatively short notice. The short-term nature of the commitments by many of our customers and the fact that our customers may cancel or defer purchase orders for any reason reduces our backlog of firm orders and our ability to accurately estimate future customer requirements for our products or the component products we resell to customers directly. This fact, combined with the quick turn-around times that apply to most orders, makes it difficult to forecast our production and inventory needs and allocate production capacity efficiently. As a result, we attempt to forecast the demand for the components needed to manufacture our products and to resell to customers directly, but any such forecasts could turn out to be wrong. Further, lead times for components vary significantly and depend on various factors, such as the specific supplier and the demand and supply for a component at a given time.

        Our production expense and component purchase levels are to a large extent fixed in the short term. As a result, we may be unable to adjust spending on a timely basis to compensate for any unexpected shortfall in customer orders. If we overestimate customer demand, we may have excess inventory of components, which may not be able to be used in other products or resold and may become obsolete before any such use or resale. If there is a subsequent decline in the prices of these components, the value of our inventory would fall. As a result, we may need to write-down the value of our component inventory, which may result in a significant decrease in our gross margin and financial condition. Also, to the extent that we order components or manufacture our products in anticipation of future demand that does not materialize or in the event a customer cancels or reduces outstanding orders, we could experience an unanticipated increase in our component or finished goods inventory. In the past, we have had to write-down inventory due to obsolescence, excess quantities and declines in market value below our costs. Any significant shortfall of customer orders in relation to our expectations could hurt our operating results, cash flows and financial condition.

        Conversely, any rapid increases in demand by our customers could strain our resources and reduce our margins. If we underestimate customer demand, we may not have sufficient inventory of necessary components on hand to meet that demand. We also may not have sufficient manufacturing capacity at any given time to meet any demands for rapid increases in production of our products. These shortages of inventory and capacity could lead to delays in the delivery of our products or the component products we resell, which may force us to forego sales opportunities, reduce our net product revenues and damage our customer relationships.

Declines in our average sales prices, driven by volatile prices for components and other factors, may result in declines in our revenues and gross profit.

        Our industry is competitive and historically has been characterized by declines in average sales price, based in part on market prices for DRAM ICs, NAND flash and other component products, which historically have constituted a substantial portion of the total cost of our memory subsystems and in recent periods have constituted the vast majority of the cost of resales of these products to customers directly. Our average sales prices may decline due to several factors, including overcapacity in the worldwide supply of these components, increased manufacturing efficiencies, implementation of new manufacturing processes and expansion of manufacturing capacity by component suppliers.

        Once our prices with a customer are negotiated, we are generally unable to revise pricing with that customer until our next regularly scheduled price adjustment. As a result, if market prices for essential components increase, we generally cannot pass the price increases on to our customers for products purchased under an existing purchase order. Consequently, we are exposed to the risks associated with the volatility of prices for these components and our cost of sales could increase and our gross margins could decrease in the event of price increases. Alternatively, if there are declines in the prices of these components, we may need to reduce our selling prices for subsequent purchase orders, which may result in a decline in our net product revenues.

        In addition, since a large percentage of our product revenues are to a small number of customers, these customers have exerted, and we expect they will continue to exert, pressure on us to make price concessions. If not offset by increases in volume of sales or the sales of newly-developed products with higher margins, decreases in average sales prices could have a material adverse effect on our business and operating results.

Our manufacturing operations involve significant risks.

        We maintain a manufacturing facility in the PRC at which we produce most of our products. This internal manufacturing process allows us to utilize our own materials and processes, protect our intellectual property and develop the technology for manufacturing. However, our manufacturing activities require significant resources to maintain. For instance, we must continuously review and improve our manufacturing processes in order to maintain satisfactory manufacturing yields and product performance, try to lower our costs and otherwise remain competitive. As we manufacture more complex products, the risk of encountering delays, difficulties or higher costs increases. The start-up costs associated with implementing new manufacturing technologies, methods and processes, including the purchase of new equipment and any resulting manufacturing delays and inefficiencies, could negatively impact our results of operations.

        Additionally, we could experience a prolonged disruption, material malfunction, interruption or other loss of operations at our manufacturing facility or we may need to add manufacturing capacity to satisfy any increased demand for our products. Under these circumstances, we may be forced to rely on third parties for our manufacturing needs, which could increase our manufacturing costs, decreases our profit margin, decrease our control over manufacturing processes, limit our ability to meet customer demand and delay new product development until we could secure a relationship with a third-party manufacturer, which we may not be able to do in a timely manner, on acceptable terms or at all. If any of these risks were to occur, our operations, performance and customer relationships could be severely harmed. In addition, we may need to expand our existing manufacturing facility or establish a new facility. Any need to expand or replace our manufacturing facility would be expensive and time-consuming and could also subject us to factory audits by our customers that could themselves result in delays, unexpected costs or customer losses if we cannot meet the standards of any such audits. Further, we may not be able to replace or increase our manufacturing capacity at all. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

We depend on third parties to design and manufacture custom components for some of our products and the component products we resell to customers directly, which exposes us to risks.

        Significant customized components, such as ASICs, that are used in HyperCloud and some of our other products, as well as all of the component products we resell, are designed and manufactured by third parties. The ability and willingness of third parties to enter into these engagements with us and perform in accordance with these engagements is largely outside of our control. If one or more of our design or manufacturing partners experiences a manufacturing disruption, fails to dedicate adequate resources to the production of our products or the components we purchase for resale, experiences financial instability or otherwise fails to perform its obligations to us in a timely manner or at satisfactory quality levels, our ability to bring products to market or deliver products to our customers, as well as our reputation, could suffer and our business and prospects could be materially harmed. In the event of any failure by our component manufacturers, we may have no readily available alternative source of supply for these components, since, in our experience, the lead time needed to establish a relationship with a new design or manufacturing partner is substantial, and the time for our OEM customers to re-qualify our products with components from a new vendor is also significant. Additionally, if we need to replace one of our component manufacturers, we may not be able to do so in a timely manner, on acceptable terms or at all. Further, we may not be able to redesign the customized components used in our products to be manufactured by a new manufacturer, in which case we could infringe on the intellectual property of our current design or manufacturing partner when we redesign the custom components. Such an occurrence could force us to stop selling certain of our products or the component products we resell or could expose us to lawsuits, license payments or other liabilities.

        Our dependence on third-party manufacturers exposes us to many other risks, including, among others: reduced control over delivery schedules, quality, manufacturing yields and costs; the potential lack of adequate capacity during periods of excess demand; limited warranties on products supplied to us; and potential misappropriation of our intellectual property or the intellectual property of others. We are dependent on our manufacturing partners to manufacture components with acceptable quality and manufacturing yields, to deliver these components to us on a timely basis and to allocate a portion of their manufacturing capacity sufficient to meet our needs. However, these component manufacturers may not be able to achieve or maintain acceptable yields or deliver sufficient quantities of components on a timely basis or at an acceptable cost. Additionally, our manufacturing partners may not continue to devote adequate resources to produce our products or the component products we resell, or continue to advance the process design technologies on which the qualification and manufacturing of our products or the component products we resell are based. Further, we could be exposed to liability if component manufacturers are found to infringe the intellectual property rights of others and we are held responsible for any such infringement. Any of these risks could limit our ability to meet customer demand and materially adversely affect our business and operating results.

If our products or the component products we resell do not meet quality standards or are defective or used in defective systems, we may be subject to quality holds, warranty claims, recalls or liability claims.

        Our customers require our products and the component products we resell to meet strict quality standards. If these products do not meet these standards, our customers may discontinue purchases from us until we are able to resolve the quality issues that are causing us to not meet the standards, which we may not be able to do. These "quality holds" could be costly and time-consuming to resolve and could have a significant adverse impact on our revenues and operating results.

        If these products are defectively manufactured, contain defective components or are used in defective or malfunctioning systems, we could be subject to warranty and product liability claims, product recalls, safety alerts or advisory notices.

        Although we generally attempt to contractually limit our exposure to incidental and consequential damages, if these contract provisions are not enforced or if liabilities arise that are not effectively limited, we could incur substantial costs in defending or settling product liability claims. While we currently have product liability insurance coverage, it may not provide coverage under certain circumstances and it may not be adequate to satisfy claims made against us. We also may be unable to maintain insurance in the future at satisfactory rates or in adequate amounts.

        Warranty and product liability claims, product recalls, safety alerts or advisory notices, regardless of their coverage by insurance or their ultimate outcome, could have a material adverse effect on our business, financial condition and ability to attract and retain customers.

We may become involved in non-patent related litigation and administrative proceedings that may materially adversely affect us.

        From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including commercial, employment, class action, whistleblower and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management's attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of these actions could subject us to monetary damages or other liabilities and have a material adverse effect on our business, results of operations and financial condition.

Our indemnification obligations for the infringement by our products of the intellectual property rights of others could require us to pay substantial damages.

        As is common in our industry, we have a number of agreements in which we have agreed to defend, indemnify and hold harmless our customers and suppliers from damages and costs that may arise from the infringement by our products of third-party patents, trademarks or other proprietary rights. The scope of these indemnities varies, but may, in some instances, include indemnification for damages and expenses, including attorneys' fees. The term of these indemnification obligations is generally perpetual after execution of an agreement and the maximum potential amount of future payments we could be required to make under these indemnification obligations is often unlimited. Any indemnification claims by customers could require us to incur significant legal fees and could potentially result in our payment of substantial damages, and our insurance generally would not cover these fees or damages. As a result, the occurrence of any of these risks could result in a material adverse effect on our business and results of operations.

We depend on a few key employees, and our business could be harmed if we lose the services of any of these employees or are unable to attract and retain other qualified personnel.

        To date, we have been highly dependent on the experience, relationships and technical knowledge of certain key employees. We believe that our future success will be dependent on our ability to retain the services of these key employees, develop their successors and properly manage the transition of their roles should departures occur. The loss of these key employees or their inability to provide their services could delay the development and introduction of new or enhanced products, negatively impact our ability to sell our existing products, limit our ability to pursue our other business goals and strategies and otherwise harm our business. We do not have employment agreements with any of these key employees other than Chun K. Hong, our President, Chief Executive Officer and Chairman of our board of directors. We maintain "Key Man" life insurance on Mr. Hong, but we do not carry "Key Man" life insurance on any of our other key employees.

        Our future success also depends on our ability to attract, retain and motivate highly skilled engineering, manufacturing and other technical and sales personnel. Competition for experienced personnel is intense. We may not be successful in attracting new engineers or other technical personnel or in retaining or motivating our existing personnel. If we are unable to hire and retain engineers with the skills necessary to keep pace with the evolving technologies in our markets, our ability to continue to provide our existing products and to develop new or enhanced products will be negatively impacted, which would harm our business. In addition, a general shortage of experienced engineers could lead to increased recruiting, relocation and compensation costs to attract such engineers, which may exceed our expectations and resources. These increased costs may make hiring new engineers difficult or may increase our operating expenses.

        A significant portion of our workforce consists of contract personnel. We invest considerable time and expense to train these contract personnel; however, they typically may terminate their relationships with us at any time. As a result, we may experience high turnover rates in this contract personnel workforce, which may require us to expend additional resources to attract, train and retain replacements. Additionally, if we convert any of these contract personnel into permanent employees, we may have to pay finder's fees to the contract agency. These risks associated with our contract personnel workforce may involve increased costs or delays or failures in meeting customer requirements or developing new or enhanced products, any of which could materially adversely affect our business and operating performance.

We rely on our internal and third-party sales representatives to market and sell our products and the component products we resell, and any failure by these representatives to perform as expected could reduce our sales.

        We primarily market and sell our products and the component products we resell to customers directly through a direct sales force and a network of independent sales representatives. We have expended significant resources to build our internal sales and marketing function, but compared to many of our competitors, we have relatively little experience creating a sales and marketing platform and developing a team to implement it. We may be unsuccessful in these efforts.

        These sales representatives generally may terminate their relationships with us at any time. As a result, our performance depends in part on our ability to retain existing and attract additional sales representatives that will be able to market and support our products or the component products we resell effectively, especially in markets in which we have not previously distributed these products. Our efforts to attract, train and retain these sales representatives to be knowledgeable about our industry, products and technologies are costly and time-consuming. If these efforts fail, our investments in these sales representatives may not produce the expected benefits and our ability to market and sell our products or the component products we resell may be limited, which could materially harm our financial condition and operating results. Further, our reliance upon independent sales representatives subjects us to risks, as we have very little control over their activities and they are generally free to market and sell other, potentially competing products. As a result, these independent sales representatives could devote insufficient time or resources to marketing our products or the component products we resell, could market them in an ineffective manner or could otherwise be unsuccessful in selling adequate quantities of these products.

Economic, geographic and political and other risks associated with our international sales and operations expose us to significant risks.

        Part of our growth strategy involves making sales to foreign corporations and delivering products to facilities located in foreign countries. To facilitate this process and to meet the long-term projected demand for our products, we have established a manufacturing facility in the PRC, which performs most of our worldwide manufacturing activities. Selling and manufacturing in foreign countries subjects us to additional risks not present with our domestic operations, as we are operating in business and regulatory environments in which we have limited experience. Further, the geographic distance from our headquarters in Irvine, California, compounds the difficulties of running a manufacturing operation in the PRC. For instance, we may not be able to maintain the desired amount of control over production capacity and timing, inventory levels, product quality, delivery schedules, manufacturing yields and costs. Moreover, we will need to continue to overcome language and cultural barriers to effectively conduct these international operations. Our failure to meet applicable regulatory requirements or overcome cultural barriers could result in legal consequences or production delays and increased turnaround times, which would adversely affect our business. In addition, changes to the labor laws of the PRC could increase the cost of employing the local workforce. The increased industrialization of the PRC, as well as general economic and political conditions in the PRC, could also increase the cost of local labor or the other costs of doing business in the PRC. Any of these factors could negatively impact the cost savings we experience from locating our manufacturing facility in the PRC. Additionally, our management has limited experience creating or overseeing foreign operations, and the ongoing management of our PRC facility may require our management team to divert substantial amounts of their time and attention, particularly if we encounter operational, legal or cultural difficulties or disruptions at our PRC facility.

        To date, all of our net product revenues have been denominated in U.S. dollars. In the future, however, some of our net product revenues may be denominated in Chinese Renminbi ("RMB"). The Chinese government controls the procedures by which RMB is converted into other currencies, which generally requires government consent. As a result, RMB may not be freely convertible into other currencies at all times. If the Chinese government institutes changes in currency conversion procedures or imposes additional restrictions on currency conversion, our operations and our operating results could be negatively impacted. In addition, Chinese law imposes restrictions on the movement of funds outside of the PRC. If we need or decide to repatriate funds from our Chinese operations, we would be required to comply with the procedures and regulations of applicable Chinese law. Any failure to comply with these procedures and regulations could adversely affect our liquidity and financial condition. Further, if we are able to repatriate funds from our Chinese operations, these funds would be subject to U.S. corporate income tax. In addition, fluctuations in the exchange rate between RMB and U.S. dollars may adversely affect our expenses and results of operations, the value of our assets and liabilities and the comparability of our period-to-period results.

        In addition, international turmoil and the threat of future terrorist attacks, both domestically and internationally, have contributed to an uncertain political and economic climate, both in the United States and globally, and have negatively impacted the worldwide economy. The economies of the PRC and other countries in which we make sales have been highly volatile in the recent past, resulting in significant fluctuations in local currencies and other instabilities. These conditions could continue or worsen, which could adversely affect our foreign operations and some of our customers or suppliers and our performance.

        Our international sales are subject to a number of additional risks, including regulatory risks, timing and availability of export licenses, difficulties in accounts receivable collections, difficulties in managing distributors, lack of a significant local sales presence, difficulties in obtaining governmental approvals, compliance with a wide variety of complex foreign laws and treaties and potentially adverse tax consequences. In addition, the United States or foreign countries may implement quotas, duties, tariffs, taxes or other charges or restrictions upon the importation or exportation of our products or the products we resell to customers directly, leading to a reduction in sales and profitability in that country. This risk of increased trade barriers or charges has become more pronounced following the results of the recent U.S. presidential election, as the trade policies of the current U.S. presidential administration, including withdrawal from the Trans-Pacific Partnership and proposed revision to the North American Free Trade Agreement, could threaten or otherwise have a significant negative effect on our ability to continue to conduct our international operations in the manner and at the costs as we have in the past. Any increased costs or regulatory obstacles with respect to our international operations, including our manufacturing facility in the PRC and our international sales, could have a material adverse effect on our business, financial condition and prospects for growth.

Our operations could be disrupted by power outages, natural disasters or other factors.

        Due to the geographic concentration of our manufacturing operations in our PRC facility and our small number of component suppliers, including Samsung for the majority of the component products we resell to customers directly, a disruption resulting from equipment or power failures, quality control issues, human errors, government intervention or natural disasters, including earthquakes and floods, could require significant costs to repair and could interrupt or interfere with the manufacture of our products or the component products we resell to customers directly and cause significant delays in product shipments, which could harm our customer relationships, financial condition and results of operations. In July 2014, our PRC facility suffered water damage as a result of heavy rain and floods, which forced us to temporarily halt manufacturing at the facility while necessary repairs or replacements were made to the facility and to certain of our manufacturing equipment. This incident caused us to incur additional expenses, as we shifted our manufacturing activities to a third-party facility in the PRC to mitigate the disruption in product shipments to our customers. While we believe we were able to contain this disruption, we may not be able to secure alternative manufacturing capabilities if manufacturing at the PRC facility is disrupted in the future, in which case our relationships with our customers could be materially harmed. Additionally, while we were able to favorably resolve our claim with our insurance carrier with respect to the damage to our facility cause by the July 2014 incident, we may not experience the same outcome if a similar event occurs in the future, in which case we would be forced to bear the significant costs to repair any damage to our manufacturing equipment and facility.

Difficulties with our global information technology systems, including any unauthorized access, could harm our business.

        Any failure or malfunctioning of our global information technology systems, errors or misuse by system users, difficulties in migrating stand-alone systems to our centralized systems or inadequacy of the systems in addressing the needs of our operations could disrupt our ability to timely and accurately manufacture and ship products, divert management's and key employees' attention away from other business matters and involve significant costs and other resources to repair or otherwise resolve, any of which could have a material adverse effect on our business, financial condition and results of operations. Any such event could also disrupt our ability to timely and accurately process, report and evaluate key operating metrics and key components of our results of operations, financial position and cash flows and could adversely affect our ability to complete other important business process, such as maintenance of our disclosure controls and procedures and evaluation of our internal control over financial reporting.

        We store data about our business, including certain customer data, information about our and our customer's intellectual property and other proprietary information, on our global information technology systems. While our systems includes security measures designed to prevent unauthorized access, third parties may circumvent these measures and gain unauthorized access to our systems. This unauthorized access could be the result of employee error, employee malfeasance or other causes, including intentional misconduct by computer hackers. Because the techniques used to gain unauthorized access to information technology systems evolve frequently and generally are not recognized until successful, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in disruption to our business, misappropriation or loss of data, significant resources to correct, loss of confidence in us by our customers, damage to our reputation, legal liability and a negative impact on our performance.

Our failure to comply with environmental and other applicable laws and regulations could subject us to significant fines and liabilities or cause us to incur significant costs.

        We are subject to various and frequently changing U.S. federal, state and local and foreign laws and regulations relating to the protection of the environment, including laws governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the clean-up of contaminated sites. In particular, some of our manufacturing processes may require us to handle and dispose of hazardous materials from time to time. For example, in the past our manufacturing operations have used lead-based solder in the assembly of our products. Today, we use lead-free soldering technologies in our manufacturing processes, as this is required for products entering the European Union. We could incur substantial costs, including clean-up costs, civil or criminal fines or sanctions and third-party claims for property damage or personal injury, as a result of violations of or noncompliance with these and other environmental laws and regulations. Although we have not incurred significant costs to date to comply with these laws and regulations, new laws or changes to current laws and regulations to make them more stringent could require us to incur significant costs to remain in compliance.

        We are also subject to a variety of laws and regulations relating to other matters, including workplace health and safety, labor and employment, foreign business practices, public reporting and taxation, among others. It is difficult and costly to manage the requirements of every authority having jurisdiction over our various activities and to comply with their varying standards. Any changes to existing regulations or adoption of new regulations may result in significant additional expense to us and our customers. Further, our failure to comply with any applicable laws and regulations may result in a variety of administrative, civil and criminal enforcement measures, including monetary penalties or imposition of sanctions or other corrective requirements, any of which could materially adversely affect our reputation and our business.

Regulations related to "conflict minerals" may cause us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

        In August 2012, the SEC adopted rules requiring disclosure of specified minerals, known as conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured by public companies. The rules require companies to verify and disclose whether or not such minerals, as used in a company's products or their manufacture, originate from the Democratic Republic of Congo or an adjoining country. Because our products contain certain conflict minerals and we or our manufacturers use these conflict minerals in the manufacture of our products, we are required to comply with these disclosure rules. To comply with the rules, we are required to conduct a reasonable country of origin inquiry each year and, depending on the results of that inquiry, we may be required to exercise due diligence on the source and chain of custody of conflict minerals contained in or used to manufacture our products. Such due diligence must conform to a nationally or internationally recognized due diligence framework. We are also required to file a disclosure report with the SEC of each year relating to our conflict mineral use.

        The due diligence activities required to determine the source and chain of custody of minerals contained in our products or used in their manufacture are time-consuming and may result in significant costs. Due to the size and complexity of our supply chain, we face significant challenges in verifying the origins of the minerals used in our products. Further, these rules could affect the availability in sufficient quantities and at competitive prices of certain minerals used in our products and their manufacture, which could result in increased material and component costs and additional costs associated with potential changes to our products, processes or sources of supply. Additionally, if we are unable to sufficiently verify the origin of the minerals used in our products through the due diligence measures that we implement, we may not be able to satisfy customers who require that our products be certified as "conflict-free," which could place us at a competitive disadvantage.

Our internal control over financial reporting may not be effective, which could have a significant and adverse effect on our business.

        Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, which we collectively refer to as Section 404, require us to evaluate our internal control over financial reporting and require management to report on the effectiveness of this internal control as of the end of each year. Effective internal control is necessary for us to produce reliable financial reports and is important in our effort to prevent financial fraud. In the course of our Section 404 evaluations, we or our independent registered public accounting firm may identify significant deficiencies or material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting or if management or our independent registered public accounting firm discover material weaknesses, we may be unable to produce reliable financial reports or prevent fraud, which could harm our financial condition and results of operations, result in a loss of investor confidence and negatively impact our stock price. Further, our Section 404 evaluations may lead us to conclude that enhancements, modifications or changes to our internal control over financial reporting are necessary or desirable. Implementing any such changes would divert the attention of management, could involve significant time and costs and may negatively impact our financial results.

If we do not effectively manage any future growth we may experience, our resources, systems and controls may be strained and our results of operations may suffer.

        Any future growth we may experience could strain our resources, management, information and telecommunication systems and operating and financial controls. To manage future growth effectively, including any expansion of volume in our manufacturing facility in the PRC, we must be able to improve and expand our systems and controls. We may not be able to do this in a timely or cost-effective manner. In addition, our officers have relatively limited experience in managing a rapidly growing business. As a result, they may not be able to manage any future growth we may experience. Any failure to manage any growth we may experience or improve or expand our existing systems and controls, or unexpected difficulties in doing so, could harm our business.

If we acquire businesses or technologies or pursue other strategic transactions in the future, these transactions could disrupt our business and harm our operating results and financial condition.

        We evaluate opportunities to acquire businesses or technologies or pursue other strategic transactions, including collaboration or joint development arrangements such as our JDLA with Samsung that might complement our current product offerings or enhance our intellectual property portfolio or technical capabilities. We have no experience acquiring other businesses or technologies. Acquisitions and other strategic transactions entail a number of risks that could adversely affect our business and operating results, including, among others:

  •
  difficulties in integrating the operations, technologies or products of acquired companies or working with third parties with which we may partner on joint development or collaboration relationships;

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  the diversion of management's time and attention from the daily operations of the business;

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  insufficient increases in revenues to offset increased expenses associated with an acquisition or strategic transaction;

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  difficulties retaining business relationships with our existing suppliers and customers or the suppliers and customers of an acquired company;

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  overestimation of potential synergies or a delay in realizing these synergies;

  •
  entering markets in which we have no or limited experience and in which competitors have stronger market positions;

  •
  the potential loss of key employees of our Company or an acquired company;

  •
  exposure to contingent liabilities of an acquired company;

  •
  depletion of cash resources to fund an acquisition or other strategic transaction, or dilution of existing stockholders or increased leverage relative to our earnings or to our equity capitalization if we issue debt or equity securities to fund the transaction;

  •
  adverse tax consequences; and

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  incurrence of material charges, such as depreciation, deferred compensation charges, in-process research and development charges, the amortization of amounts related to deferred stock-based compensation expense and identifiable purchased intangible assets or impairment of goodwill.

        If any of these risks were to occur, we may not be able to realize the intended benefits of an acquisition or strategic transaction and our operating results, financial condition and business prospects could be materially negatively affected.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of 8,500,000 shares of our common stock in this offering pursuant to this prospectus supplement will be approximately $4,468,000 (approximately $5,175,625 if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and commissions and estimated offering expenses payable by us.

        We expect to use the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use the net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

 DILUTION

        Our net tangible book value as of July 1, 2017 was approximately $(6,916,000), or approximately $(0.11) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of July 1, 2017.

        After giving effect to our sale of 8,500,000 shares of our common stock in this offering at the public offering price of $0.60 per share, and after deducting the underwriting discount and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of July 1, 2017 would have been approximately $(2,448,000), or $(0.03) per share of common stock. This represents an immediate increase in net tangible book value of $0.08 per share to existing stockholders and immediate dilution in net tangible book value of $0.63 per share to investors participating in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price for one share of common stock in this offering		$0.60
Net tangible book value per share as of July 1, 2017	$(0.11)
Increase in net tangible book value per share attributable to investors participating in this offering	0.08

As adjusted net tangible book value per share immediately after this offering		(0.03)

Dilution per share to investors participating in this offering		$0.63

        If the underwriters exercise in full their option to purchase an additional 1,275,000 shares of common stock at the public offering price of $0.60 per share, the as adjusted net tangible book value after this offering would be approximately $(0.02) per share, representing an increase in net tangible book value of approximately $0.09 per share to existing stockholders and immediate dilution in net tangible book value of approximately $0.62 per share to investors participating in this offering at the public offering price.

        The above discussion and table are based on 61,869,646 shares of common stock issued and outstanding as of July 1, 2017 and exclude, as of that date:

  •
  9,276,891 shares of common stock issuable upon exercise of outstanding options having a weighted-average exercise price of $1.40, of which approximately 5,919,562 having a weighted-average exercise price of $1.61 were exercisable;

  •
  651,159 shares of common stock available for future grant under our Amended and Restated 2006 Equity Incentive Plan, which amount is subject to annual increases pursuant to the terms of such plan;

  •
  2,924,184 shares of common stock issuable upon exercise of outstanding warrants having a weighted-average exercise price of $0.91, of which approximately 2,924,184 having a weighted-average exercise price of $0.91 were exercisable;

  •
  2,000,000 shares of common stock issuable upon exercise of an outstanding warrant that is exercisable at $0.30 per share upon the redemption by the Company of the SVIC Note pursuant to the terms thereof; and

  •
  12,387,944 shares of common stock issuable upon conversion of the outstanding principal and accrued interest under the SVIC Note at a conversion price of $1.25 per share.

        The above illustration of dilution per share to investors participating in this offering reflects and assumes no exercise of outstanding options or warrants to purchase our common stock and no conversion of the SVIC Note after July 1, 2017. The exercise of outstanding options or warrants having an exercise price less than the public offering price or the conversion of the SVIC Note will increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

 UNDERWRITING

        We are offering the shares of common stock described in this prospectus supplement and the accompanying base prospectus through the underwriters listed below. Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC are acting as joint book-running managers for this offering and are both acting as the representatives of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	5,950,000
Roth Capital Partners, LLC	2,550,000
Total	8,500,000

        The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $0.60 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.027 per share. After the offering, these figures may be changed by the underwriters.

        The shares sold in this offering are expected to be ready for delivery on or about August 22, 2017, against payment in immediately available funds. The underwriters may reject all or part of any order.

        We have granted to the underwriters an option to purchase up to an additional 1,275,000 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

        The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $75,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms' length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$0.045	$382,500	$439,875

        We estimate that the total expenses of this offering, excluding underwriting discounts, will be $249,500. This includes $75,000 of fees and expenses of the underwriters. These expenses are payable by us.

        We have agreed that, if within six months after the closing of this offering, we determine to undertake any public or private offering of securities, whether on our own behalf or on behalf of our stockholders, except for any offering with a strategic investor (which is defined as an operating company whose primary business is not making investments or the management of financial assets), then we will offer Craig-Hallum Capital Group LLC the right to serve as exclusive placement agent (in the case of a private offering) or sole underwriter (in the case of a public offering). Craig-Hallum Capital Group LLC, however, is not committed to act as an underwriter or placement agent in any future offering we might undertake. Pursuant to applicable rules of the Financial Industry Regulatory Authority, Craig-Hallum Capital Group LLC may not waive or terminate this right of first refusal more than once in consideration of any payment or fee.

        We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

        We, and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions, including that Chun K. Hong, our President, Chief Executive Officer and Chairman of the Board, may make sales pursuant to his existing Rule 10b5-1 trading plan; provided, however, that no such sales will take place below a price of $2.00 per share, and their restrictions may be waived at any time by both Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC.

Price Stabilization, Short Positions and Penalty Bids

        To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their over-allotment option or purchasing shares in the open market.

        In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

        In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on the NASDAQ Capital Market. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

        The underwriters and their affiliates are a full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

        In the ordinary course of its various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

        In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

        Our common stock is listed on the NASDAQ Capital Market under the symbol "NLST."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Selling Restrictions

        Canada.    The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        United Kingdom.    Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

        Switzerland.    The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

        Australia.    No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering.

        This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

        The validity of the securities offered by this prospectus supplement has been passed upon for us by Morrison & Foerster LLP, San Diego, California. Faegre Baker Daniels LLP, Minneapolis, Minnesota, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

        The consolidated financial statements of Netlist, Inc. and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying base prospectus certain information we file with it. This means that we can disclose important information to you in this prospectus supplement by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement or the accompanying base prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, and later information filed with the SEC will automatically update and supersede the information contained in this prospectus supplement and the accompanying base prospectus.

        We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus supplement to the completion of all offerings of the particular securities offered by this prospectus supplement, except that we do not incorporate any document or portion of a document that is "furnished" to the SEC, but not deemed "filed." The following documents filed with the SEC are incorporated by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017, including the information specifically incorporated by reference into such Annual Report from our definitive proxy statement on Schedule 14A for our Annual Meeting of Stockholders held on May 31, 2017 and filed with the SEC on May 1, 2017;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarter ended April 1, 2017, filed with the SEC on May 16, 2017, and the fiscal quarter ended July 1, 2017, filed with the SEC on August 15, 2017;

  •
  our Current Reports on Form 8-K filed on March 29, 2017, April 14, 2017, April 17, 2017, May 5, 2017, May 9, 2017, June 1, 2017 and August 17, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement or the accompanying base prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail Sasaki

        You may direct telephone requests to Gail Sasaki, our Chief Financial Officer, at (949) 474-4300.

PROSPECTUS

NETLIST, INC.

$40,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

        We may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of preferred stock or warrants. The aggregate initial offering price of the securities that we may offer through this prospectus will be up to $40,000,000.

        We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "NLST." On August 17, 2016, the last reported sale price of our common stock was $1.60 per share.

        Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption "Risk Factors" on page 1 of this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 2, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a "prospectus supplement," we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

        You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This

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prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. Unless the context otherwise requires, in this prospectus "Netlist," "we," "us," and "our" refer to Netlist, Inc. and its consolidated subsidiaries.

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ABOUT NETLIST, INC.

        We provide high-performance modular memory subsystems to the world's premier original equipment manufacturers. We specialize in hybrid memory—the merging of dynamic random access memory ("DRAM") and NAND flash raw materials to create memory solutions. Our patented memory technologies provide superior performance and high density in a cost efficient solution. From database to enterprise applications, we serve diverse industries that require superior memory performance to empower critical business decisions in today's data-driven environment.

        We have a long history of introducing disruptive new products such as the first load-reduced dual in-line memory module ("DIMM"), HyperCloud®, based on our distributed buffer architecture later adopted by the industry for DDR4 LRDIMM. We were also the first to bring NAND flash to the memory channel with our NVvault® NVDIMM. These innovative products built on our early pioneering work in areas such as embedding passives into printed circuit boards to free up board real estate, doubling densities via quad-rank double data rate technology, and advancing other off-chip technology that result in improved performance and lower costs compared to conventional memory. We continue this tradition with the introduction of HybriDIMM™ in August 2016, a Storage Class Memory ("SCM") product built on commodity DRAM and flash.

        We hold a significant portfolio of patents in the areas of hybrid memory, storage class memory, rank multiplication and load reduction, among others. The strength of our patent portfolio reflects our many years of research and development and track record of bringing innovative products to market.

        We are headquartered in Irvine, California and have manufacturing facilities in Suzhou, People's Republic of China ("PRC"). Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025.

RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the applicable prospectus supplement include and incorporate by reference "forward-looking statements." We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include any statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. All forward-looking statements reflect the present expectation of future events of our management and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These risks and uncertainties include, among others, changes in and uncertainty of customer acceptance of and demand for our existing products and technologies and products and technologies under development; risks associated with the concentration of product sales among a limited number of customers; the success of product, licensing and joint development partnerships; continuing development, qualification and volume production of HybriDIMM™, EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of any continued decrease in our sales; our ability to leverage our NVvault™ and EXPRESSvault™ technology into a more diverse customer base; our need to raise additional capital and our ability to obtain financing when necessary; the rapidly-changing nature of technology in our industry; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined or reviewed by the U.S. Patent and Trademark Office and Patent Trial and Appeal Board; volatility in the pricing of components of our products; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers' product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; the political and regulatory environment in the PRC; and general economic and market conditions. Other risks and uncertainties are described in greater detail under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find Additional Information," completely and with the understanding that our actual future results may be materially different from what we expect.

        These forward-looking statements represent our estimates and assumptions only as of the date made. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes. Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

        We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

SECURITIES WE MAY OFFER

        We may issue from time to time, in one or more offerings the following securities:

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  shares of common stock;

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  shares of preferred stock;

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  warrants exercisable for common stock or preferred stock; and

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  units of common stock, preferred stock or warrants, in any combination.

        This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information about how to obtain copies of those documents.

        The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

        Our Restated Certificate of Incorporation provides that we are authorized to issue 100,000,000 shares of capital stock. Our authorized capital stock is comprised of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of serial preferred stock, par value $0.001 per share.

        The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see "Where You Can Find More Information."

Common Stock

        We are authorized to issue up to 90,000,000 shares of our common stock, par value $0.001 per share.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

        Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

  Interested Stockholder Transactions

        We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

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  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

  Certificate of Incorporation and Bylaws

        Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see "Blank Check Preferred Stock") or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

  Blank Check Preferred Stock

        Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the price or prices at which the warrants will be issued;

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  the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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  the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued as a unit;

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  if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any terms relating to the modification of the warrants;

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  a discussion of material federal income tax considerations, if applicable; and

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  any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        The applicable prospectus supplement will describe the specific terms of any warrant units.

        The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Where You Can Find More Information."

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

        We may distribute securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

        Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

        Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

        In no event will the commission or discount received by any Financial Industry Regulatory Authority ("FINRA") member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS

        Morrison & Foerster LLP, San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

 EXPERTS

        The consolidated financial statements of Netlist, Inc. and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended January 2, 2016 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is "furnished" to the SEC, but not deemed "filed." The following documents filed with the SEC are incorporated by reference in this prospectus:

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  our Annual Report on Form 10-K for the year ended January 2, 2016 (including any portions of our Definitive Proxy Statement on Schedule 14A filed on May 2, 2016 that are incorporated by reference into such Annual Report on Form 10-K);

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  our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016;

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  our Current Reports on Form 8-K filed on January 13, 2016, February 1, 2016, February 10, 2016, June 9, 2016 and August 2, 2016; and

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  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail M. Sasaki

        You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

NETLIST. INC.

8,500,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

CRAIG-HALLUM CAPITAL GROUP	ROTH CAPITAL PARTNERS

The date of this prospectus supplement is August 17, 2017